UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009
COOPER TIRE & RUBBER COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-04329 (Commission File Number)	34-4297750 (IRS employer Identification No.)
701 Lima Avenue, Findlay, Ohio 45840
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 419-423-1321
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
            Cooper Tire & Rubber Company (the “Company”) has appointed Bradley E. Hughes, age 47, as the Company’s Chief Financial Officer (Principal Financial Officer). Since 2008, Mr. Hughes has worked as global product development controller for Ford Motor Co., Dearborn, Michigan. A Ford employee since 1986, Mr. Hughes previously worked as finance director for Ford’s South America Operations in Sao Paulo, Brazil; director of European Business Strategy and Implementation, Cologne, Germany; European Manufacturing controller, Cologne, Germany; and in other corporate finance and treasury positions.
            In connection with his appointment as Chief Financial Officer, Mr. Hughes executed an Offer Letter on October 30, 2009 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Hughes will serve as an at-will employee, subject to termination at any time by him or the Company, with or without notice, and he will receive the following compensation and benefits in exchange for his employment:
•	A base salary of $400,000 per year;

•	The opportunity to earn an annual cash bonus of up to 60% of base salary, subject to the Company’s annual incentive plan;

•	The opportunity to participate in the Company’s current three-year Long-Term Incentive Plan, which is currently estimated to result in a payment of units to Mr. Hughes equal to approximately $375,000;

•	The opportunity to receive 75,000 shares of restricted stock, which will vest 25% per year for four years following the date of grant;

•	A sign-on bonus of $100,000, which is subject to forfeiture in varying amounts if Mr. Hughes it terminated for cause within two years;

•	The opportunity to participate in the Company’s executive perquisite program for 2010, which currently provides compensation for a car, gas, insurance and maintenance, financial planning and tax planning assistance;

•	Health benefits, including medical, prescription drug, dental, vision, and long term disability insurance, the opportunity to participate in dependent care spending accounts and a health savings account, and employee and dependent life insurance and accidental death and dismemberment insurance;

•	The opportunity to participate in an investment saving plan, with a Company match, and a profit sharing opportunity;

•	The opportunity to participate in the Company’s Change-In-Control Severance Pay Plan; and

•	Other benefits, including paid vacation, paid holidays, fitness center membership, and relocation benefits subject to forfeiture if Mr. Hughes is terminated for cause within two years.
            In the event the Company changes to whom Mr. Hughes reports or materially changes Mr. Hughes’ organization, accountabilities or location during the first two years of his employment, and Mr. Hughes chooses to terminate his employment within 60 days of such change, he will receive:

•	A severance payment equal to six months base salary;

•	A prorated bonus equal to the amount that would have been received had performance targets been met, payable at the date of normal distribution;

•	Applicable Cobra coverage;

•	Nullification of any forfeiture of Mr. Hughes’ sign-on bonus and relocation reimbursement; and

•	Prorated amounts due under any Company Long-Term Incentive Plan in which Mr. Hughes has participated for at least twelve months.

Item 7.01	Regulation FD Disclosure.
            On November 5, 2009, the Company issued a press release announcing the appointment of Bradley E. Hughes as Chief Financial Officer (Principal Financial Officer) of the Company.
            Pursuant to General Instruction F of Form 8-K, a copy of the press release issued by the Company on November 5, 2009 (the “Press Release”) is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference. The information in this Item 7.01 of Form 8-K, as well as Exhibit 99.1, shall not be treated as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.
          (d) Exhibits

Exhibit No.	Description

99.1*	Cooper Tire & Rubber Company’s Press Release issued November 5, 2009.
* The Press Release is being “furnished” (not filed) under Item 7.01 of this Current Report on Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY
By:	/s/ Jack Jay McCracken
Jack Jay McCracken
Assistant Secretary

Date: November 5, 2009

Exhibit Index

Exhibit No.	Description

99.1*	Cooper Tire & Rubber Company’s Press Release issued November 5, 2009.
* The Press Release is being “furnished” (not filed) under Item 7.01 of this Current Report on Form 8-K.